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                                                                      EXHIBIT 12

  CENTRA FINANCIAL HOLDINGS INC. AND SUBSIDIARIES ANNUAL REPORT ON FORM 10-KSB
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2001



                              COMPUTATION OF RATIOS

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
CASH DIVIDENDS PER SHARE                             Cash dividends paid/Common shares outstanding at date of
                                                     declaration

BOOK VALUE PER SHARE                                 Total stockholders' equity/Common shares outstanding at
                                                     year-end

RETURN ON AVERAGE ASSETS                             Net income/Average assets

RETURN ON AVERAGE STOCKHOLDERS' EQUITY               Net income/Average stockholders' equity

TANGIBLE RETURN ON AVERAGE ASSETS                    (Net income)/(Average assets)

TANGIBLE RETURN ON AVERAGE STOCKHOLDERS' EQUITY      (Net income)/(Average Equity)

EARNINGS PER SHARE                                   (Net income)/(Weighted average common shares outstanding)

NET INTEREST MARGIN                                  (Net interest income/Average earning assets

NON-INTEREST EXPENSE TO AVERAGE ASSETS               Non-interest expense/Average assets

EFFICIENCY RATIO                                     (Non-interest expenses less non-recurring, non-operational items)/(Net interest income plus non-interest income)

AVERAGE LOANS TO AVERAGE DEPOSITS                    Average gross loans/Average deposits

DIVIDENT PAYOUT RATIO                                Dividends declared/Net income

AVERAGE STOCKHOLDERS' EQUITY TO AVERAGE ASSETS       Average stockholders' equity/Average assets

PRIMARY CAPITAL TO PERIOD END TOTAL ASSETS           (Stockholders' equity plus allowance for loan
                                                     losses)/(Period end total assets plus allowance
                                                     for loan losses)

TIER I CAPITAL TO PERIOD                             (Stockholders' equity less accumulated other comprehensive
                                                     Income/(loss)("Tier 1 Capital")/Risk adjusted assets

TOTAL CAPITAL RATIO                                  Tier 1 Capital plus allowance for loan losses/Risk adjusted assets

TIER I LEVERAGE RATIO                                Tier 1 Capital/Quarterly average assets

NET CHARGE-OFFS TO AVERAGE LOANS                     (Gross charge-offs less recoveries)/Average net loans

NONPERFORMING LOANS AS A PERCENTAGE OF PERIOD END    (Nonaccrual loans plus loans past due 90 days or greater
                                                     plus loans renegotiated loans)/Gross loans net of
                                                     unearned interest

NONPERFORMING ASSETS AS A PERCENTAGE OF             (Nonaccrual loans plus loans past due 90 days or greater
TOTAL ASSETS                                         plus renegotiated loans plus other real estate
                                                     owned)/Total assets

ALLOWANCE FOR LOAN LOSSES TO PERIOD END TOTAL LOANS  Allowance for loan losses/Gross loans net of unearned interest
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